SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
[x] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Microchip Technology Incorporated
                        ---------------------------------
                (Name of Registrant as Specified In Its Charter)

      --------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[x]      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2),
         or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to exchange Act Rule 14a-6(i)(3).

[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(4)  and
         0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

         (4)     Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:  ______________.

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filling.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                   MICROCHIP
                      MICROCHIP TECHNOLOGY INCORPORATED
- - -----------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JULY 26, 1996
- - -----------------------------------------------------------------------------

   The Annual Meeting of Stockholders of Microchip Technology Incorporated, a Delaware corporation (the "Company"), will be held at 9:00 a.m. local time on Friday, July 26, 1996, at the Company's facility at 1200 South 52nd Street, Tempe, Arizona, for the following purposes:

   1. To elect directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

   2. To approve an amendment to the Company's 1993 Stock Option Plan to: (i) increase from 3,000 to 5,000 the number of shares of Common Stock for which options are automatically granted following the election of directors at each annual meeting of stockholders; and (ii) increase from 8,000 to 10,000 the number of shares of Common Stock for which options are automatically granted following a director's initial appointment or election to the Board of Directors;

   3. To ratify the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the fiscal year ending March 31, 1997; and

   4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on May 29, 1996 are entitled to notice of and to vote at the meeting.

   All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously has returned a proxy.
                                   Sincerely,


                                   /S/ C. Philip Chapman
                                   ---------------------
                                   C. Philip Chapman
                                   Secretary
Chandler, Arizona
June 17, 1996

                                   MICROCHIP

                        MICROCHIP TECHNOLOGY INCORPORATED
                          2355 WEST CHANDLER BOULEVARD
                          CHANDLER, ARIZONA 85224-6199

- - --------------------------------------------------------------------------------
                                 PROXY STATEMENT
- - --------------------------------------------------------------------------------

                            VOTING AND OTHER MATTERS

General

   The enclosed proxy is solicited on behalf of Microchip Technology Incorporated, a Delaware corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held at 9:00 a.m. local time on Friday, July 26, 1996 (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the Company's facility at 1200 South 52nd Street, Tempe, Arizona.

   These proxy solicitation materials were first mailed on or about June 17, 1996, to all stockholders entitled to vote at the Meeting.

Voting Securities and Voting Rights

   Stockholders of record at the close of business on May 29, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, 34,554,522 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") were issued and outstanding.

   The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date constitutes a quorum for the transaction of business at the Meeting. Each stockholder voting at the Meeting, either in person or represented by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required to amend the Company's 1993 Stock Option Plan, as proposed, and for the ratification of the appointment of the Company's independent auditors. In the election of directors, the nominees receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other effect under Delaware law.

Voting of Proxies

   Votes  cast in person or by proxy at the  Meeting  will be  tabulated  by the election inspector(s) appointed for the Meeting. When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted: (i) "FOR" the election of the nominees set forth in this Proxy Statement; (ii) "FOR" approval of each of the other matters presented to stockholders in this Proxy Statement; and (iii) as the proxy holders deem advisable on other matters that may come before the Meeting. A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an "abstention"). A broker may indicate on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"). Abstentions and broker non-votes are each tabulated separately. The election inspector(s) will determine whether a quorum is present at the Meeting. In general, Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum. In determining whether a proposal has been approved, abstention of shares that are entitled to vote are treated as present in person or represented by proxy, but not as voting for such proposal and hence have the same effect as votes against such proposal, while broker non-votes of shares that are entitled to vote are not treated as present in person or represented by proxy, and hence have no effect on the vote for such proposal.

Revocability of Proxies

   Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Solicitation

   The Company will pay all expenses of this solicitation. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation. The Company may also, at its sole expense, retain a proxy solicitation firm to assist in the distribution of proxy solicitation materials and in the collection of proxies. If so, the Company does not believe that the expense will exceed $15,000.

                              ELECTION OF DIRECTORS

Nominees

   A board of four directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees are currently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director at the Meeting will continue until the next annual meeting of stockholders and until a successor has been elected and qualified.

   The following table sets forth certain information regarding the nominees for directors of the Company:

 NAME                           AGE   POSITION(S) HELD
 ----                           ---   ----------------
Steve Sanghi .................  40    Chairman of the Board, President and Chief
                                      Executive Officer
Albert J. Hugo-Martinez (1)(2)  50    Director
Jon H. Beedle (1) ............  63    Director
L.B. Day (2) .................  51    Director
- - ----------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

   Mr. Sanghi is currently, and has been since August 1990, President of the Company, since October 1991, Chief Executive Officer and since October 1993, Chairman of the Board of Directors. He has served as a director of the Company since August 1990. He served as the Company's Chief Operating Officer from August 1990 through October 1991 and as Senior Vice President of Operations from February 1990 through August 1990. Mr. Sanghi is also a director of ADFlex Solutions, Inc., a U.S. supplier of flexible circuit-based interconnect solutions.

   Mr. Hugo-Martinez has served as a director of the Company since October 1990. Since March, 1996, he has served as President and Chief Executive Officer of GTI Corporation, a manufacturer of ISDN and local area network subcomponents. From 1987 to 1995, he served as President and Chief Executive Officer of Applied Micro Circuits Corporation, a manufacturer of high-performance bipolar and bi-CMOS gate arrays.

   Mr. Beedle has served as director of the Company since October 1993. In 1995, Mr. Beedle retired as President of IN-STAT, Inc., a leading high technology, market research firm, a position in which he had served since 1981. Currently, Mr. Beedle serves as a consultant to IN-STAT. Mr. Beedle is also a director of Bell Microproducts, a regional electronics distributor.

   Mr. Day has served as a director since December 1994. Since 1976, he has served as President of L.B. Day & Company, Inc. (formerly Day-Floren Associates, Inc.), a management consulting firm specializing in organizational structure, development and strategic planning.

Meetings and Committees of the Board of Directors

   The Company's By-Laws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. The Board of Directors has appointed a standing Audit Committee and a standing Compensation Committee. The Company does not have a nominating committee or any committee that performs the functions of a nominating committee. The Audit Committee is primarily responsible for appointing the Company's independent accounting firm and for reviewing and evaluating the Company's accounting principals and its systems of internal controls. The Audit Committee also reviews the annual financial statements, significant accounting and tax issues and the scope of the annual audit with the Company's independent auditors. The Compensation Committee reviews and acts on all matters relating to compensation levels and benefit plans for the Company's key executives. See "Board Compensation Committee Report on Executive Compensation," below.

   The Board of Directors met eight times during the fiscal year ended March 31, 1996. The Company's Audit Committee met separately once, and the Company's Compensation Committee met separately three times, during the fiscal year ended March 31, 1996.

Director Compensation and Other Information

   Director Fees

   During fiscal 1996, directors did not receive any fees for services on the Board of Directors. Commencing in fiscal 1997, directors receive a $10,000 annual retainer, paid quarterly, and $1,000 per meeting for each regular and special Board of Directors' meeting. No compensation is paid for telephonic meetings of the Board of Directors or for meetings of committees of the Board of Directors.

   Stock Options

   Under the terms of the Company's 1993 Stock Option Plan, non-employee directors receive stock options to purchase 8,000 shares of Common Stock upon their first election to the Board of Directors and options to purchase 3,000 shares of Common Stock at the meeting of the Board of Directors held immediately following each annual stockholders' meeting. Following the 1995 annual meeting of stockholders on July 21, 1995, each of Messrs. Hugo-Martinez, Beedle and Day were granted options to acquire 3,000 shares of Common Stock at an exercise price of $36.00, such options to vest in a series of 12 equal and successive monthly installments commencing one month after the grant date.

   As discussed below at "Proposal To Amend The Company's 1993 Stock Option Plan," at the Meeting the stockholders are being asked to approve an amendment to the 1993 Stock Option Plan to: (i) increase from 3,000 to 5,000 the number of shares of Common Stock for which options are automatically granted following the election of directors at each annual meeting of the stockholders; and (ii) increase from 8,000 to 10,000 the number of shares of Common Stock for which options are automatically granted following a director's initial appointment or election to the Board of Directors. Options granted to directors following an annual stockholders' meeting vest in a series of 12 equal and successive monthly installments commencing one month after the grant date; options granted upon a director's initial appointment or election to the Board of Directors vest in a series of 36 equal and successive monthly installments commencing one month after the grant date. If the proposed amendment is approved by the stockholders, then following the Meeting, each of the directors elected by the stockholders at the Meeting, and at each subsequently held meeting of the stockholders where directors are elected, will automatically be granted an option to acquire 5,000 shares of Common Stock at an exercise price equal to the fair market value of a share of the Common Stock on the date of the Meeting, to vest as described above. If the proposed amendment is not approved, the directors so elected at the Meeting will automatically be granted an option to purchase 3,000 shares of Common Stock at an exercise price equal to the fair market value of a share of the Common Stock on the date of the Meeting, to vest as described above.

                             EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

   The following table sets forth the compensation earned by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose aggregate annual cash compensation exceeded $100,000 for services rendered in all capacities to the Company (collectively, the "Named Executive Officers") for the three fiscal years ended March 31, 1996, 1995 and 1994:
                           Summary Compensation Table

                                                          Long-Term
                                 Annual Compensation     Compensation
                            --------------------------- --------------
                                                          Securities
                                                          Underlying     All Other
                                                Bonus    Options/SARs   Compensation
Name and Principal Position  Year  Salary ($)  ($)(1)        (#)           ($)(2)
- - --------------------------- ------ ---------- --------- -------------- --------------
Steve Sanghi,                1996   $329,423     9,807       50,000        $168,723
  President and              1995    295,384    84,308      150,000         233,587
  Chief Executive Officer    1994    204,615   236,731      255,000           4,005
Robert A. Lanford,           1996    170,985    50,886       12,000          28,958
  Vice President,            1995    159,015    73,794       37,500          25,725
  Worldwide Sales            1994    136,259    90,064       76,500           2,102
George P. Rigg,              1996    166,730     4,952       15,000          49,148
  Vice President,            1995    152,583    51,854       45,000          52,618
  Advanced Microcontroller   1994    139,418    76,134      120,000           2,696
  and Technology Division
Timothy B. Billington,       1996    165,790    50,554       15,000               0
  Vice President,            1995    153,424    99,224       45,000               0
  Process Development and    1994    121,256    82,112      103,500               0
  Manufacturing
Mitchell R. Little (3),      1996    148,077     4,423       12,000          40,350
  Vice President, Standard   1995    138,715    40,531       37,500          37,001
  Microcontroller and
  ASSP Division

- - ----------
(1) Includes MICP performance bonus earned in year shown but not paid until the following year, and cash bonus payments under the Company's cash bonus plan. See "Board Compensation Committee Report on Executive Compensation," below for descriptions of the MICP bonus program and the cash bonus plan.
(2) Except as otherwise noted, consists of: (i) the Company-matching contribution to the Company's 401(k) retirement savings plan, which were $3,723 for Mr. Sanghi, $3,278 for Mr. Lanford, $3,223 for Mr. Rigg, $0 for Mr. Billington and $2,850 for Mr. Little; and (ii) an additional payment by the Company in connection with a split-dollar life insurance program which is distributable to the individual executive officer when he is no longer an employee of the Company, in the amount of $165,000 for Mr. Sanghi, $25,680 for Mr. Lanford, $45,925 for Mr. Rigg, $0 for Mr. Billington and $37,500 for Mr. Little. See "Board Compensation Committee Report on Executive Compensation," below for a description of the split-dollar life insurance program.
(3) Mr. Little was appointed as an executive officer during fiscal 1995.

Compensation Plans

   1993 Stock Option Plan (The "Plan")

   The Plan is the Company's primary equity incentive program for key employees, non-employee members of the Board of Directors and independent contractors who provide valuable services to the Company. The Plan is more fully discussed below at "Proposal To Amend The Company's 1993 Stock Option Plan."

   Employee Stock Purchase Plan (the "Purchase Plan")

   The Purchase Plan allows eligible employees of the Company to purchase shares of Common Stock at semi-annual intervals through periodic payroll deductions. The purchase price per share of Common Stock for an eligible employee who participates in the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the employee's entry date into the then-current offering period under the Purchase Plan or (ii) 85% of the fair market value of a share of Common Stock on the semi-annual purchase date.

Option Grants

   The following table contains information concerning the grant of stock options to the Named Executive Officers during the fiscal year ended March 31, 1996:

                        Option Grants in Last Fiscal Year

                                         Individual Grants
                       ----------------------------------------------------
                                       Percent                                Potential Realizable
                         Number of     of Total                                 Value at Assumed
                         Securities    Options                                Annual Rates of Stock
                         Underlying   Granted to                             Price Appreciation for
                          Options     Employees    Exercise or                     Option Term
                          Granted     in Fiscal    Base Price    Expiration  ----------------------
Name                      (#)(1)        Year        ($/sh)         Date        5%(2)      10%(2)
- - ----------------------  ----------- ------------   -----------   ----------  ---------   ---------
Steve Sanghi ..........   50,000       7.64%        $36.00        7/21/05    1,132,010   2,868,736
Robert A. Lanford  ....   12,000       1.83%         36.00        7/21/05      271,682     688,496
George P. Rigg ........   15,000       2.29%         36.00        7/21/05      339,603     860,621
Timothy B. Billington .   15,000       2.29%         36.00        7/21/05      339,603     860,621
Mitchell R. Little  ...   12,000       1.83%         36.00        7/21/05      271,682     688,496

- - ----------
(1) Each stock option becomes exercisable over a one year vesting period, in 12 successive monthly installments commencing on July 21, 1999, and has a maximum term of 10 years from the date of grant. Vesting may be accelerated under certain circumstances in connection with an acquisition of the Company or a change of control. The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. See "Proposal to Amend The Company's 1993 Stock Option Plan -- Description of the Plan," below, for a further description of the material provisions of the Plan.
(2) No assurance can be given that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. The rates of appreciation are specified by rules of the Securities and Exchange Commission (the "SEC") and are for illustrative purposes only; they do not represent the Company's estimate of future stock price. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grant. The exercise price of each of the options was equal to the closing sales price of the Common Stock as quoted on the NASDAQ Stock Market on the date of grant.

Option Exercises And Holdings

   The following table provides information on option exercises in the fiscal year ended, and option holdings at, March 31, 1996 by the Named Executive Officers and the value of such officers' unexercised options at March 31, 1996:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                        Number of Securities           Value of Unexercised
                                                   Underlying Unexercised Options     In-The-Money Options
                           Shares                      at March 31, 1996 (#)        at March 31, 1996 ($)(1)
                        Acquired on       Value    ----------------------------- ------------------------------
Name                    Exercise (#) Realized($)(2) Exercisable   Unexercisable  Exercisable(1)  Unexercisable
- - ----------------------  ------------ ------------- ------------- --------------- -------------- ---------------
Steve Sanghi ..........   164,431      4,254,706      224,063        358,438        4,062,704       3,623,508
Robert A. Lanford  ....    54,110      1,196,956        8,610        101,531          160,800       1,239,605
George P. Rigg ........    71,950      2,086,148       63,988        104,062        1,185,998         938,691
Timothy B. Billington      71,888      1,872,106       33,959        117,468          622,189       1,288,716
Mitchell R. Little  ...    30,374        741,953        5,065         89,437          101,127         932,841

- - ----------
(1) Calculated based on $27.50 per share, which was the closing sales price per share of the Common Stock as quoted on the NASDAQ Stock Market on March 29, 1996, multiplied by the number of applicable shares in-the-money less the total exercise price for such shares.
(2) Calculated based on the market price per share of the Common Stock at date of exercise multiplied by the number of options exercised less the total exercise price of the options exercised.

Employment Contracts, Termination of Employment and Change in
Control Arrangements

   The Company has not entered into employment contracts with any of the Named Executive Officers. Each of the Named Executive Officers has entered into an Executive Officer Severance Agreement which provides for the automatic acceleration in vesting of all unvested stock options upon the first to occur of any of the following events: (i) as of the date immediately preceding a change of control in the event any such stock options are or will be terminated or canceled (except by mutual consent) or any successor to the Company fails to assume and agree to perform all such stock option agreements at or prior to such time as any such person becomes a successor to the Company; (ii) as of the date immediately preceding such change of control in the event the executive does not or will not receive upon exercise of such executive's stock purchase rights under any such stock option agreement the same identical securities and/or other consideration as is received by all other stockholders in any merger, consolidation, sale, exchange or similar transaction occurring upon or after such change of control; (iii) as of the date immediately preceding any involuntary termination of such executive occurring upon or after any such change of control; or (iv) as of the date six months following the first such change of control, provided that the executive shall have remained an employee of the Company continuously throughout such six-month period.

Board Compensation Committee Report on Executive Compensation

The Compensation Committee; General

   The Board of Directors  maintains a Compensation  Committee (the "Committee")
comprised of one or more outside directors. The Committee is comprised of Messrs. Hugo-Martinez and Beedle. The Committee, with input from Messrs. Day and Sanghi, conducted performance reviews for fiscal 1996 and made compensation decisions for fiscal 1997 with respect to the Company's executive officers other than Mr. Sanghi. The Committee, with input from Mr. Day, conducted the performance review for fiscal 1996 and made compensation decisions for fiscal 1997 with respect to Mr. Sanghi. Mr. Sanghi does not participate in deliberations relating to his own compensation.

The Stock Option Committee

   The Board of Directors also maintains a Stock Option Committee comprised of two or more outside directors. The Stock Option Committee administers the Plan and determines, within the confines of the Plan, the timing, amount and vesting of stock options to be granted to the Company's executive officers. Messrs. Hugo-Martinez and Beedle currently comprise the Stock Option Committee.

Compensation Policy

   The Company bases its compensation policy on a pay-for-performance philosophy, not only for executive officers, but for all corporate officers and key employees. This philosophy emphasizes variable compensation, primarily by setting base salaries after a review of average base salary levels of comparable companies in the semiconductor industry, with an opportunity to enhance total compensation through various incentives. The Company believes that this philosophy successfully aligns an executive's total compensation with the Company's business objectives and performance and the interests of the stockholders and serves to attract, retain and reward individuals who contribute both to the Company's short-term and long-term success. Compensation decisions also include subjective determinations and a consideration of various factors with the weight given to a particular factor varying from time to time and in various individual cases. The Company believes that its overall pay-for-performance philosophy fosters a team environment among the Company's management that focuses their energy on achieving the Company's financial and performance objectives, consistent with the Company's guiding values.

   The Committee believes that the overall compensation levels for the Company's executive officers for fiscal 1996 are consistent with the Company's pay-for-performance philosophy and are reasonable in light of the Company's fiscal 1996 performance. The Company's net sales increased 37% and 50% in fiscal 1996 and 1995, respectively; its net income increased 44% and 89% in fiscal 1996 and 1995 respectively; and its return on average equity was 26.75% and 30.54% in fiscal 1996 and 1995, respectively.

Elements of Compensation

   There are currently four major elements of the Company's executive compensation program: annual base salary, incentive cash bonuses and long term compensation programs, stock options, and compensation and employee benefits generally available to all Company employees.

   Base Salaries. The Committee establishes annual base salaries of the Company's executive officers at the beginning of each fiscal year, primarily by considering the salaries of executive officers in similar positions with comparably-sized companies (the "Reference Group"). The Reference Group currently consists of six companies with $100 million to $300 million in annual sales, market capitalizations of between $500 million and $1.2 billion, and that operate in recognized market segments, such as logic, memory and mixed-signal, within the semiconductor industry. Monitoring the Reference Group provides a stable and continuing frame of reference for reviewing and setting base salary compensation. The composition of the Reference Group is subject to change from year to year based on the Committee's

- - ----------
(1) Net income for fiscal 1996 increased by 44% over net income for fiscal 1995, without giving effect to a one-time write-off of in-process technology included in the quarter ended December 31, 1995. If the effect of the one-time write-down is considered, then net income in fiscal 1996 increased 21% over net income for fiscal 1995.

assessment of comparability, including the extent to which the Reference Group reflects changes occurring within the Company and in the semiconductor industry as a whole. In addition, consistent with the Company's pay-for-performance philosophy, the Committee reviews the performance objectives for the Company as a whole for the immediately preceding fiscal year and the upcoming fiscal year, as well as the performance objectives for each of the individual officers relative to their respective areas of responsibility for both periods. Performance objectives are initially developed by the individual officers, in conjunction with their respective operating units, and then discussed with and approved by the Chief Executive Officer to generate the Company's annual operating plan ("AOP"). The Board of Directors then reviews and approves the AOP. In setting base salaries, the Committee also considers subjective factors such as an executive's experience and tenure in the industry and perceived value of the executive's position to the Company as a whole. After consideration of all of the above-described factors, average base salaries for the Company's executive officers increased 9.29% in fiscal 1996. In response to the Company's performance in the fourth quarter of fiscal 1996, and that of the semiconductor industry as a whole, all merit increases to base salaries for the Company's executive officers and other key employees, scheduled to take effect beginning April 1, 1996, were delayed for three months.

   Incentive Cash Bonuses and Long-Term Compensation Programs. Incentive cash bonuses may be payable to the Company's officers, managers and other key employees under the Company's Management Incentive Compensation Plan ("MICP"). The Board of Directors approved the MICP for fiscal 1996 as part of the fiscal 1996 AOP at the beginning of fiscal 1996. The MICP is an aggregate bonus pool derived from a percentage of the Company's annual operating profit. This bonus pool may then be allocated among the eligible participants based upon the achievement of individual performance objectives and various subjective determinations, with no particular weight being assigned to any one factor. The Board of Directors and the Committee generally give Mr. Sanghi wide discretion with respect to the designation of employees eligible to participate in the MICP and the amount of any MICP bonus to be awarded to each participant, including executive officers other than himself. The Committee determines the amount of the MICP bonus, if any, to be awarded to Mr. Sanghi. In fiscal 1996, approximately 155 employees, including the executive officers and the Chief Executive Officer, participated in the MICP.

   In conjunction with the MICP, the executive officers are eligible to participate in a program designed to provide longer term compensation to the executive officers. In fiscal 1995, in light of the importance of retaining the executive officers in the long-term employ of the Company and to provide an alternative to immediately taxable cash bonuses, the Committee decided to create a longer term benefit to key executives in the form of a split-dollar life insurance program. The split-dollar life insurance program provides key officers with an incentive to remain in the long-term employ of the Company, an insurance benefit, and a cash value benefit payable in the future when the executive is no longer in the employ of the Company. The Committee determines what portion of an executive's overall MICP cash bonus will be paid in cash or into the split-dollar life insurance program. During fiscal 1996, only one of the executive officers received an MICP cash bonus; all of the MICP bonuses for the other executive officers, including Mr. Sanghi, were contributed to the split-dollar life insurance program. See the "Summary Compensation Table" and footnotes thereto, above.

   In establishing the total MICP bonus compensation for fiscal 1996, (including cash payments and split-dollar life insurance program contributions) numerous objective and subjective factors were considered, including the Company's sales and net income growth and return on equity. MICP bonuses for the first half of fiscal 1996 were paid in October 1995. No bonus payments (and no contributions to the split-dollar life insurance program) were made for the second half of fiscal 1996, as a response to the Company's performance in the fourth quarter of fiscal 1996, and that of the semiconductor industry as a whole. As a result, the average MICP bonus for the Company's six executive officers, excluding Mr. Sanghi, was approximately 33% of base salary, a decrease of approximately 27% in fiscal 1996 as compared to fiscal 1995 when the average MICP bonus for such officers, excluding Mr. Sanghi, was approximately 60% of base salary. See the "Summary Compensation Table" and footnotes thereto, above. The Committee believes that the MICP bonus compensation for fiscal 1996 is consistent with Company's pay-for- performance philosophy and is commensurate with the Company's overall performance, as well as the fiscal 1996 AOP objectives.

   Stock Options. The Company believes that executive officers, other corporate officers and key employees should hold substantial, long-term equity stakes in the Company so that their collective interests will coincide with the interests of the stockholders. Thus, stock options constitute a significant portion of the Company's incentive compensation program. At March 31, 1996, approximately 70% of the Company's employees worldwide held options to purchase Common Stock. In granting stock options to executive officers under the Plan, the Stock Option Committee considers numerous factors, such as the individual's position and responsibilities with the Company, the individual's future potential to influence the Company's mid- and long-term growth, the vesting schedule of the options awarded and the number of options previously granted. A description of the Plan is set forth below at "Proposal To Amend The Company's 1993 Stock Option Plan." See the table under "Option Grants -- Option Grants in Last Fiscal Year," above, for information regarding options to purchase Common Stock granted to the Named Executive Officers during fiscal 1996.

   As described above, the grant of stock options to employees is but one critical element in the Company's pay-for-performance, variable compensation-based philosophy that provides a competitive incentive to remain in service to the Company. In April 1996, the Company eliminated MICP bonuses for all employees for the second half of fiscal 1996, and cash bonus plan payments for all employees for the fourth quarter of fiscal 1996. In light of these actions, the Committee reviewed the terms of recent stock option grants to the employee population at large, excluding the executive officers and non- employee directors. The Committee determined that a large portion of such grants were of little or no incentive value to the affected employees because the exercise prices were well in excess of the current value of the Common Stock. The Committee concluded that a significant competitive disadvantage would result to the Company if this situation were not remedied. To counteract this competitive disadvantage, the Committee adopted an option exchange program (the "Exchange Program"). Pursuant to the terms of the Exchange Program, employees who held options with an exercise price in excess of $30.00 per share were given the opportunity to exchange those options for a stock option grant dated April 30, 1996 at an exercise price of $25.50 per share. None of the executive officers or the non-employee directors were eligible to participate in the Exchange Program.

   Compensation and Employee Benefits Generally Available to All Company Employees. The Company maintains compensation and employee benefits that are generally available to all Company employees, including medical, dental and life insurance benefits, the Purchase Plan, a 401(k) retirement savings plan and a cash bonus plan. The cash bonus plan awards each eligible employee with up to five days of pay, based on base salary, every six months, if the Company meets certain operating profitability objectives established by the Board of Directors. For the first three quarters of fiscal 1996, each eligible employee received the maximum cash bonus permitted under the cash bonus plan. No cash bonus plan payments will be made for the fourth quarter of fiscal 1996, in response to the Company's performance in the fourth quarter of fiscal 1996, and that of the semiconductor industry as a whole, consistent with the Company's pay-for-performance philosophy.

Chief Executive Officer Compensation

   The Committee uses the same factors and criteria described above in making compensation decisions regarding the Chief Executive Officer. For fiscal 1996, Mr. Sanghi's base salary was increased by 11.5%. The Committee believes this is an appropriate increase considering the base salaries of chief executive officers in the Reference Group, and the Company's significant sales growth and performance. In response to the Company's performance in the fourth quarter of fiscal 1996, and that of the semiconductor industry as a whole, Mr. Sanghi's merit increase to his base salary, scheduled to take effect beginning April 1, 1996, was delayed for three months. Mr. Sanghi's aggregate MICP bonus for fiscal 1996 was determined after considering numerous objective and subjective factors, including the Company's performance in the fourth quarter of fiscal 1996, and that of the semiconductor industry as a whole and resulted in a total MICP bonus payment for the first half of fiscal 1996 (which was made as a contribution to the split-dollar life insurance program in October 1995) of approximately 53% of his base salary. No MICP bonus payment (and no contribution to the split-dollar life insurance program) was made to Mr. Sanghi for the second half of fiscal 1996. As a result, the fiscal 1996 MICP bonus for Mr. Sanghi represented a decrease of approximately 53% in fiscal 1996 as compared to fiscal 1995 when Mr. Sanghi's MICP bonus was approximately 106% of his base salary. See the "Summary Compensation Table" and footnotes thereto, above. The Committee believes that Mr. Sanghi's fiscal 1996 MICP bonus was (i) consistent with Company's pay-for-performance philosophy and is commensurate with the Company's overall performance, as well as the fiscal 1996 AOP objectives; and (ii) reasonable based on the Company's overall performance in fiscal 1996, that performance as compared to the Reference Group and Mr. Sanghi's leadership and influence over the Company's performance. See the table under "Option Grants -- Option Grants in Last Fiscal Year," above, for information regarding the options to purchase Common Stock granted to Mr. Sanghi during fiscal 1996. These options become exercisable over a one year vesting period in 12 successive monthly installments commencing July 21, 1999. The amount of this grant and the vesting terms were determined to provide an appropriate long term incentive for Mr. Sanghi.

Deductibility  of Executive Compensation

   Beginning in 1994, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility by the Company for federal income tax purposes of compensation paid to the Company's Chief Executive Officer and to each of the Company's other four most highly compensated executive officers to $1,000,000 each. The Company anticipates that a substantial portion of each executive officer's compensation will be "qualified performance-based compensation," that is not limited under Code Section 162(m). The Committee, therefore, does not currently anticipate that any executive officer's compensation will exceed that limitation of deductibility in fiscal 1997.

   By the Board of Directors, including its Compensation and Stock Option
Committees:

Steve Sanghi       Albert J. Hugo-Martinez       Jon H. Beedle          L.B. Day

Compensation Committee Interlocks and Insider Participation

   The Board of Directors maintains a Compensation Committee comprised of one or more members who are outside directors. The Compensation Committee consists of Messrs. Hugo-Martinez and Beedle. Except as described below, neither of Messrs. Hugo-Martinez or Beedle had any contractual or other relationship with the Company during fiscal 1996 except as a director and neither has ever served as an officer or employee of the Company. As described above under "Election of Directors -- Nominees," Mr. Beedle is a consultant to, and during a portion of fiscal 1996 served as President of, IN-STAT, Inc., a leading high technology market research firm. During fiscal 1996, the Company subscribed to various market research services offered by IN-STAT, Inc. at a cost of approximately $52,000.

Performance Graph

   The following graph shows a comparison of cumulative total stockholder return for: (i) the Common Stock; (ii) a self-constructed Peer Group Index comprised of six companies that operate in recognized market segments, such as logic, memory and mixed-signal, within the semiconductor industry and which have annual sales between $100 and $300 million and a market capitalization of between $500 million and $1.2 billion (the "Peer Group"); and (iii) the CRSP Total Return Index for the NASDAQ Stock Market (U.S.). The Peer Group is comprised of Altera Corporation, Atmel Corporation, Linear Technology Corporation, Maxim Integrated Products, Inc., Xilinx, Inc., and Zilog, Inc.

   The Peer Group is identical to the Reference Group used by the Committee in reviewing executive compensation. See "Board Compensation Committee Report on Executive Compensation."

   In preparing the following graph, it was assumed that $100 was invested in the Common Stock at the initial offering price on March 22, 1993, the date on which shares of Common Stock were first publicly traded. No cash dividends have been declared or paid with respect to the Common Stock.

   Note that historic stock price performance is not necessarily indicative of future stock performance.

                    FY 1996 Relative Stock Price Performance
    Among Microchip Technology Inc., Peer Group Index and Broad Market Index

        BROAD MARKET INDEX    PEER GROUP INDEX     MICROCHIP TECHNOLOGY
        ------------------    ----------------     --------------------

              100.000              100                   100
              102.028              105.1266              113.1649
               97.673              103.3694              149.1228
              103.509              121.013               163.1579
              103.987              124.0267              205.2632
              104.110              130.0756              200
              109.491              145.7273              326.3158
              112.752              159.8179              364.9123
              115.286              145.8465              449.1228
              111.848              143.1883              449.1228
              114.965              165.3656              547.3684
              118.454              177.07                557.8947
              117.347              187.6775              624.5614
              110.130              178.0632              536.8421
              108.701              196.7486              589.4526
              108.967              181.0818              652.6105
              104.981              169.6947              742.1053
              107.135              160.7686              673.6737
              113.965              187.6767              773.6842
              113.674              196.3394              826.2947
              115.908              219.892               976.9895
              112.063              213.243               939.4737
              112.378              221.915               868.4211
              113.009              214.0483              706.5789
              118.984              244.5509              797.3684
              122.510              256.313               888.1579
              172.338              289.3687              892.1053
              129.628              305.8608              939.4737
              140.131              349.1703             1148.684
              150.426              418.2179             1215.789
              153.468              448.5491             1200
              157.006              463.367              1196.053
              156.107              453.4184             1253.305
              159.772              420.5793             1278.947
              158.944              376.5077             1152.632
              159.758              435.7217             1050
              165.892              437.0289              876.3158
              166.350              384.7217              868.4211

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS
                            AND EXECUTIVE OFFICERS

   The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 26, 1996 by: (i) each director and nominee for director; (ii) each of the Named Executive Officers; (iii) all directors and executive officers as a group; and (iv) each person who is known to the Company to own beneficially more than five percent of the Common Stock:

                                                Number of Shares
                                                  Beneficially       Percent of
Name and Address of Beneficial Owner              Owned(1)(2)       Common Stock
- - ------------------------------------            ----------------    ------------
FMR Corp. (3) ..................................    2,918,500           8.48%
Fred Alger Management, Inc. (4) ................    2,085,725           6.06%
Steve Sanghi (5) ...............................     872,433            2.52%
George P. Rigg (6) .............................     163,251                *
Robert A. Lanford (7) ..........................      59,565                *
Timothy B. Billington (8) ......................      45,643                *
Jon H. Beedle (9) ..............................      30,000                *
Albert J. Hugo-Martinez (10) ...................      22,958                *
Mitchell R. Little (11) ........................      14,697                *
L.B. Day (12) ..................................       6,528                *
All directors and executive officers as a group
 (nine persons) (13) ...........................   1,254,341            3.59%
- - ----------
 * Less than 1% of the outstanding shares of Common Stock.
 (1) Except as otherwise indicated in the  footnotes to  this table and pursuant to applicable community
     property  laws,  the  persons  named in this  table  have sole  voting  and investment power with respect to all shares of Common Stock.
 (2) Includes shares of Common Stock issuable to the identified  person pursuant to stock options and stock purchase rights that may be exercised  within 60 days of April 26, 1996. In calculating  the  percentage of ownership,  such shares are  deemed to be  outstanding  for the  purpose  of  computing  the percentage  of shares  of Common  Stock  owned by such  person  but are not deemed to be  outstanding  for the purpose of computing  the  percentage of shares of Common Stock owned by any other stockholder.
 (3) 82 Devonshire Street, Boston,  Massachusetts 02109. Information is based on a Schedule  13G filed with the SEC by FMR Corp.  dated  February  14, 1996.
     Various  persons  have the right to  receive  or the  power to  direct  the receipt of dividends  from, or the proceeds from the sale of, Common Stock.
     The interest of one person in the Common Stock,  Fidelity Magellan Fund, an investment  company  registered  under the Investment  Company Act of 1940, amounted to 1,753,200 shares.
 (4) 75 Maiden Lane, New York, NY 10038.  Information is based on a Schedule 13G filed with the SEC by Fred Alger Management, Inc. dated January 17, 1996.
 (5) Includes  253,594 shares  issuable upon exercise of options.  Also includes
     207,480  shares  held of record by Steve  Sanghi and Maria  Sanghi as joint tenants  and  214,431  shares  held of record by Steve  Sanghi and Maria T.
     Sanghi as Trustees of Declaration of Trust.
 (6) Includes 72,894 shares issuable upon exercise of options.
 (7) Includes 19,156 shares issuable upon exercise of options.
 (8) Includes 44,787 shares issuable upon exercise of options,  468 of which are subject to repurchase rights of the Company.
 (9) Includes 30,000 shares issuable upon exercise of options.
 (10)Includes  19,010 shares  issuable  upon exercise of options.  Also includes
     3,948  shares  held  of  record  by  Albert  J.  Hugo-Martinez  and S.  Gay
     Hugo-Martinez as trustees of the Martinez Family Trust.
 (11)Includes 12,658 shares  issuable upon exercise of options.  All shares held of  record  are held by  Mitchell  R.  Little  and Jean E.  Little as joint tenants.
 (12)Includes 6,528 shares issuable upon exercise of options.
 (13)Includes  494,561 shares issuable upon exercise of options,  5,038 of which are subject to repurchase rights of the Company.

                COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and officers and persons who own more than 10% of a class of registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on the Company's review of the copies of such forms received by it during the fiscal year ended March 31, 1996, and written representations that no other reports were required, the Company believes that, except as described below, each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of the Common Stock, complied with all Section 16(a) filing requirements. A stock option exercise by Mr. Sanghi in December 1994 was inadvertently omitted from Mr. Sanghi's otherwise timely filed Form 5 for the fiscal year ended March 31, 1995. Mr. Sanghi has amended such Form 5 to reflect the option exercise.

             PROPOSAL TO AMEND THE COMPANY'S 1993 STOCK OPTION PLAN

Description of the Proposed Amendment and The Automatic Option Grant Program

   The Proposed Amendment; Purpose of Proposed Amendment. The Board of Directors has approved a proposal to amend the Plan, subject to approval by the stockholders, to: (i) increase from 3,000 to 5,000 the number of shares of Common Stock with respect to which options are automatically granted to non-employee  directors  following each annual meeting of  stockholders;  and
(ii) increase from 8,000 to 10,000 the number of shares of Common Stock for which options are automatically granted following a director's initial appointment or election to the Board of Directors, all as provided for under the Plan's Automatic Option Grant Program. Currently, following each annual meeting of the stockholders, non- employee directors are granted an option to acquire 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of such stockholder meeting. Also, the Plan currently provides that, upon a director's initial appointment or election to the Board of Directors, they receive an option to acquire 8,000 shares of Common Stock at the fair market value per share of the Common Stock on the date of such appointment or election. If approved, the amendment would take effect immediately such that all directors
(re)elected at the Meeting would automatically be granted an option to acquire 5,000 shares of the Common Stock following the Meeting at the fair market value of the Common Stock on the date of the Meeting.

   In general, the Plan is intended to promote the best interests of the Company by providing key employees, non-employee members of the Board of Directors, consultants and other independent contractors who provide valuable services to the Company with the opportunity to acquire, or otherwise increase, their equity interest in the Company as an incentive to remain in service to the Company and to align their collective interests with those of the stockholders.

   The proposed amendment to the Plan specifically acknowledges that the grant of stock options to non-employee directors is necessary to compensate those qualified individuals who are willing to serve on the board of directors of a public company. The Automatic Option Grant Program currently provides that the number of shares automatically issued to non-employee directors does not change in the case of certain organic events, such as stock dividends, stock splits, etc. Thus, the 3,000 share annual grant and the 8,000 share initial grant has not been changed since the adoption of the Automatic Option Grant Program by the stockholders in December 1993, despite the fact that the Company has undergone two stock splits in the form of stock dividends since such adoption. The Company believes that adjusting these numbers as proposed will create parity for the current directors who have served the Company over the last few years and will ensure that the Company remains competitive in attracting, retaining and motivating such individuals. The Board of Directors believes that a competitive disadvantage would result if the Company does not enhance its stock option program for non-employee directors. Thus, the Board of Directors believes that it is in the best interests of the Company to increase the number of shares with respect to which options are automatically granted to non-employee directors under the Automatic Option Grant Program.

   The Automatic Option Grant Program. Only non-employee directors, of which there are currently three, are entitled to participate in the Plan's Automatic Option Grant Program. The non-discretionary feature is intended to satisfy the requirements of rules adopted under the Exchange Act. Currently, under the Automatic Option Grant Program, options to acquire 3,000 shares of Common Stock are automatically granted to each non-employee director at the meeting of the Board of Directors held immediately after each annual meeting of stockholders, with such options to vest in a series of 12 equal and successive monthly installments commencing one month after the annual automatic grant date. In addition, new non-employee members of the Board of Directors receive an automatic grant of options to acquire 8,000 shares of Common Stock on the date of their first appointment or election to the Board of Directors. Those options become exercisable and vest in a series of 36 equal and successive monthly installments commencing one month after the automatic grant date. A non-employee member of the Board of Directors is not eligible to receive the 3,000 share automatic option grant if that option grant date is within 30 days of such non-employee member receiving the 8,000 share automatic option grant. If the Company is acquired by merger, consolidation or asset sale, or in connection with a change in control of the Company by tender offer or proxy contest for board membership, each outstanding option under the Automatic Option Grant Program will automatically accelerate and immediately vest in full.

   The Board of Directors recommends a vote "FOR" the foregoing proposed amendment to the Plan.

Description of the Plan

   The Plan is the Company's primary equity incentive program. The Plan, which is a successor plan to the Company's 1989 Stock Option Plan (the "1989 Plan"), was adopted by the Board of Directors in

January 1993 and approved by the stockholders in February 1993. Currently, 9,931,651 shares of Common Stock are currently reserved for issuance under the Plan. Of this total and as of the Record Date, 3,979,535 have been previously issued upon exercise of options, 4,196,034 are currently subject to outstanding options and 1,756,082 are shares with respect to which options may be granted in the future.

   The Plan is divided into the Discretionary Option Grant Program and the Automatic Option Grant Program. The Automatic Option Grant Program is described above under "Description of the Proposed Amendment and the Automatic Option Grant Program -- The Automatic Option Grant Program." Option grants under the Discretionary Option Grant Program may be made to employees (including officers and directors), and consultants and independent contractors who provide valuable services to the Company. As of April 26, 1996, the Company's 1,665 employees and its independent contractors and consultants would have been eligible to participate under the Plan's Discretionary Option Grant Program. The Plan is administered by the Stock Option Committee, which is presently comprised of Messrs. Hugo-Martinez and Beedle.

   Options granted under the Discretionary Option Grant Program may be either incentive stock options meeting the requirements of Code Section 422 or non-statutory options. If any outstanding option (including options incorporated from the 1989 Plan) expires or terminates prior to exercise, the shares subject to that option may become the subject of subsequent grants under the Plan. The expiration date, maximum number of shares purchasable and the other provisions of the options granted under the Discretionary Option Grant Program, including vesting provisions, are established at the time of grant. Options may be granted for terms of up to 10 years and become exercisable in whole or in one or more installments at such time as may be determined by the Stock Option Committee upon the grant of the options. The exercise prices of options are determined by the Stock Option Committee, but may not be less than 100% of the fair market value of the Common Stock at the time of the grant for both nonstatutory and incentive options (in the case of incentive options, 110% if the option is granted to a stockholder who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries). The per share closing price of the Common Stock on the NASDAQ Stock Market was $24.875 on June 5, 1996.

   If the Company is acquired by merger, consolidation or asset sale, each outstanding option under the Discretionary Option Grant Program which is not assumed by the successor corporation or otherwise replaced with a comparable option will automatically accelerate and become exercisable in full. Any options so assumed may be accelerated if the optionee's employment is terminated within a designated period following the acquisition. In connection with a change in control of the Company by tender offer or proxy contest for board membership, the Stock Option Committee can accelerate outstanding options. The Stock Option Committee also has authority to extend these acceleration provisions to one or more outstanding options under the 1989 Plan incorporated into the Plan.

   Options granted under the Plan are nontransferable other than by will or by the laws of descent and distribution upon the death of the option holder and, during the lifetime of the option holder, are exercisable only by such option holder. Termination of employment at any time for cause immediately terminates all options held by the terminated employee.

   The Plan will remain in force until January 19, 2003. The Board of Directors at any time may suspend, amend or terminate the Plan except that, without the approval of the affirmative vote of the stockholders, the Board of Directors may not: (i) increase, except in the case of certain organic changes to the Company, the maximum number of shares of Common Stock subject to the Plan; (ii) reduce the exercise price at which options may be granted or the exercise price for which any outstanding option may be exercised; (iii) extend the term of the Plan; (iv) change the class of persons eligible to receive options; or (v) materially increase the benefits accruing to participants under the Plan. The Board of Directors, however, may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 under the Exchange Act without the consent of the stockholders of the Company.

   The grant of options under the Discretionary Option Grant Program, including grants to the Named Executive Officers, is subject to the discretion of the Stock Option Committee. As of the date of this

Proxy Statement, there has been no determination by the Stock Option Committee with respect to future awards under the Plan. Accordingly, future discretionary awards are not determinable.

   The future award of options under the Automatic Option Grant Program to non-employee directors is subject to the (re)election of such individuals as directors and the fair market value of the Common Stock on the (re)election date.

   The following table sets forth information with respect to the grant of options during the fiscal year ended March 31, 1996 to: (i) non-employee directors; (ii) Named Executive Officers; (iii) all current executive officers as a group; and (iv) all other employees as a group:

                              AMENDED PLAN BENEFITS
                           1993 STOCK OPTION PLAN (1)

                                                                    Number of
                                                               Shares Subject to
Name of Individual or Identity of Group and Position           Options Granted(#)  Grant Price ($)
- - -------------------------------------------------------------- -----------------   ---------------
Steve Sanghi
 Director, Chairman, President and Chief Executive Officer  ...      50,000           $36.00
Robert A. Lanford
 Vice President, Worldwide Sales ..............................      12,000            36.00
George P. Rigg
 Vice President, Advanced Microcontroller and
 Technology Division ..........................................      15,000            36.00
Timothy B. Billington
 Vice President, Process Development and Manufacturing  .......      15,000            36.00
Mitchell R. Little
 Vice President, Standard Microcontroller and
 ASSP Division ................................................      12,000            36.00
All current executive officers as a group (6 people)  .........     117,000            36.00
All current directors who are not executive officers as a
 group (3 people) .............................................       9,000            36.00
All other employees as a group (2) ............................     528,555            35.76

- - ----------
(1) See also the table under "Option Grants," above.
(2) Represents weighted average per share grant price.

   On the Record Date, 4,196,034 shares of Common Stock were subject to outstanding options under the Plan.

Federal Income Tax Consequences for Stock Options

   Certain options granted under the Plan will be intended to qualify as incentive stock options under Code Section 422. Accordingly, there will be no taxable income to an employee when an incentive stock option is granted to him or when that option is exercised. The amount by which the fair market value of the shares at the time of exercise exceeds the option price generally will be treated as an item of preference in computing the alternative minimum taxable income of the optionholder. If an optionholder exercises an incentive stock option and does not dispose of the shares within either two years after the date of the grant of the option or one year of the date the shares were transferred to the optionholder, any gain or loss realized upon disposition will be taxable to the optionholder as a capital gain or loss. If the optionholder does not satisfy the applicable holding periods, however, the difference between the option price and the fair market value of the shares on the date of exercise of the option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year or two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the option exercise price paid. The Company will be entitled to a tax deduction only to the extent the option-holder has ordinary income upon the sale or other disposition of the shares.

   Options issued under the Plan also may be nonqualified options. The income tax consequences of nonqualified options will be governed by Code Section 83. Under Code Section 83, the excess of the fair market value of the shares of the Common Stock acquired pursuant to the exercise of any option over the amount paid for such stock (hereinafter referred to as "Excess Value") must be included in the gross income of the optionholder. In calculating Excess Value, fair market value is generally determined on the date of the acquisition. Generally, the Company will be entitled to a federal income tax deduction in the same taxable year that the optionholder recognizes income. The Company will be required to withhold taxes with respect to income reportable pursuant to Code
Section 83 by an optionholder who is also an employee of the Company. The basis of the shares acquired by an optionholder will be equal to the option price of those shares plus any income recognized pursuant to Code Section 83. Subsequent sales of the acquired shares will produce capital gain or loss. Such capital gain or loss will be long term if the stock has been held for one year from the date the substantial risk of forfeiture lapsed, or, if a Section 83(b) election is made, one year from the date the shares were acquired.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has appointed KPMG Peat Marwick LLP ("KPMG"), independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 1997 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of KPMG will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                DEADLINE FOR RECEIPT OF STOCKHOLDERS PROPOSALS

   Stockholder proposals that are intended to be presented by such stockholders at the annual meeting of stockholders of the Company for the fiscal year ending March 31, 1997 must be received by the Company no later than February 17, 1997 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to such meeting.

                                OTHER MATTERS

   The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.
                                                          Dated: June 17, 1996

PROXY                                                                      PROXY
                       MICROCHIP TECHNOLOGY INCORPORATED

          This Proxy is Solicited on behalf of The Board of Directors

                      1996 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of MICROCHIP TECHNOLOGY INCORPORATED, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated June 17, 1996 and hereby appoints Steve Sanghi and C. Phillip Chapman, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of the Company, to be held on July 26, 1996, at 9:00 a.m., local time, at the Company's facility at 1200 South 52nd Street, Tempe, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, in the matters set forth below:

     A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may excercise all of the powers of said attorneys-in-fact hereunder.

                 (Continued and to be signed on reverse side.)

- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------
                       MICHROCHIP TECHNOLOGY INCORPORATED
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



1. Election of Directors:
   Nominees:  Steve Sanghi; Jon H. Beedle; Albert J. Hugo-Martinez; L.B Day

                             FOR  WITHHOLD  FOR ALL
                             ( )     ( )      ( )

  (Except Nominee(s)
    written below)    --------------------------------------------------


2. Proposal to Amend the the Company's 1993 Stock Option Plan to (a)Increase from 3,000 to 5,000 the number of shares of Common Stock for which options are automatically granted following the election of directors at each annual meeting of Stockholders;and (b)Increase from 8,000 to 10,000 the number of shares for which options are automatically granted following a director's initial appointment or election to the Board of Directors;

                              FOR  AGAINST  ABSTAIN
                              ( )    ( )      ( )


3. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the Independent auditors of the Company.

                              FOR  AGAINST  ABSTAIN
                              ( )    ( )      ( )

This Proxy will be voted as directed or, If no contrary direction is Indicated, will be voted for the Election of Directors, for the amendment to the Company's 1993 Stock Option Plan;for the ratification of the appointment of KPMG Peat Marwick LLP as the Independent auditors of the Company;and as said proxies deem advisable on such other matters as may come before the meeting.

                                                Dated______________________,1995

Signature(s)____________________________________________________________________



- - --------------------------------------------------------------------------------
(This Proxy should be dated,signed by the  stockholder(s)  exactly as his or her name  appears  hereon,  and returned  promptly in the enclosed  envelope.Persons signing in a fiduciary  capacity should so Indicate.If  shares are held by joint tenants or as community property,both stockholders should sign.)

- - --------------------------------------------------------------------------------

================================================================================









                        MICROCHIP TECHNOLOGY INCORPORATED










                             1993 STOCK OPTION PLAN

                         AMENDED THROUGH APRIL 23, 1996









================================================================================

                        MICROCHIP TECHNOLOGY INCORPORATED
                             1993 STOCK OPTION PLAN
                         AMENDED THROUGH APRIL 26, 1995


                                    ARTICLE I
                                     GENERAL
                                     -------

         1.1      PURPOSE OF THE PLAN

                  (a) Amendment. On January 19, 1993, the Board of Directors (the "Board") of Microchip Technology Incorporated, a Delaware corporation (the "Corporation") adopted the 1993 Stock Option/Stock Issuance Plan. On April 23, 1993 and September 14, 1993, the Board amended the Plan authorizing additional available shares of Common Stock. On October 7, 1993, the Board amended and restated the Plan as stated herein. On April 18, 1994, the Board amended the Plan authorizing additional available shares of Common Stock, subject to stockholder approval. On January 20, and April 26, 1995, the Board amended the Plan authorizing, among other matters, additional available shares of Common Stock, subject to stockholder approval and the elimination of the stock issuance portion of the Plan. Any options outstanding under the Plan before this amendment shall remain valid and unchanged.

                  (b) Purpose. This 1993 Stock Option Plan, amended through April 26, 1995 ("Plan") is intended to promote the interests of the Corporation by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) non-employee members of the Corporation's Board of Directors (the "Board") and (ii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

                  (c) Effective Date. The Plan became effective on the first date on which the shares of the Corporation's common stock are registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such date is hereby designated as the Effective Date of the Plan. The effective date of any amendments to the Plan shall be as of the date of Board approval. Notwithstanding the foregoing, certain amendments referenced herein must be approved by the stockholders of the Corporation.

                  (d) Successor to 1989 Plan. This Plan shall serve as the successor to the Corporation's 1989 Stock Option Plan (the "1989 Plan"), and no further option grants or stock issuances shall be made under the 1989 Plan from and after the Effective Date of this Plan. All options outstanding under the 1989 Plan on such Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's common stock thereunder. All outstanding unvested share issuances under the 1989 Plan shall continue to be governed solely by the express terms and conditions of the instruments evidencing such issuances, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such unvested shares.

                  (e)  Parent/Subsidiaries.   For  purposes  of  the  Plan,  the
following   provisions  shall  be  applicable  in  determining  the  parent  and subsidiary corporations of the Corporation:

                           (i) Any corporation  (other than the  Corporation) in
an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

                           (ii) Each corporation (other than the Corporation) in
an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

                  (f) All references herein to number of shares of Common Stock have been restated to reflect a 2-for-1 stock split of the Common Stock effected on September 14, 1993, a 3-for-2 stock split of the Common Stock effected on April 4, 1994, and a 3-for-2 split of the Common Stock effected on November 8, 1994.

         1.2      STRUCTURE OF THE PLAN

                  (a) Stock Programs. The Plan shall be divided into two separate components: the Discretionary Option Grant Program specified in Article II and the Automatic Option Grant Program specified in
Article IV. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article II. Under the Automatic Option Grant Program, non-employee members of the Board will be automatically granted options to purchase shares of the Common Stock in accordance with the provisions of Article IV.

                  (b) General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles I and V shall apply to the Discretionary Option Grant Program and the Automatic Stock Grant Program, and shall accordingly govern the interests of all individuals under the Plan.

         1.3      ADMINISTRATION OF THE PLAN

                  (a) Bifurcation of Administration. The eligible persons under the Discretionary Option Grant Program shall be divided into two groups and there shall be a separate administrator for each group. One group shall be comprised of eligible persons that are "Affiliates." For purposes of the Plan, the term "Affiliates" shall mean (i) all "executive officers" as that term is defined in Rule 16a-1(f) promulgated under the Securities and Exchange Act of 1934 as amended (the "1934 Act"), (ii) all directors of the Company, and (iii) all persons who own 10% or more of the Company's issued and outstanding common stock. The other group shall be comprised of all eligible persons under the Plan that are not Affiliates ("Non-Affiliates").

                  (b) Affiliate Administration. The power to administer the Discretionary Option Grant Program with respect to eligible persons that are Affiliates shall be vested with a committee (the "Senior Committee") of two (2) or more non-employee Board members appointed by the Board. No Board member shall be eligible to serve on the Senior Committee if such individual has, within the relevant period designated below, received an option grant or direct stock issuance under this Plan (not including any option grants made pursuant to the Automatic Option Grant Program set forth in Article IV) or any other stock plan of the Corporation (or any parent or subsidiary corporation):

                           (i) for each of the initial members of the Committee,
the period commencing with the Effective Date of the Plan and ending with the date of his or her appointment to the Senior Committee, or

                           (ii) for any  successor  or  substitute  member,  the
twelve-month period immediately preceding the date of his or her appointment to the Senior Committee or (if shorter) the period commencing with the Effective Date of the Plan and ending with the date of his or her appointment to the Senior Committee.

                  (c) Non-Affiliate Administration. The power to administer the Discretionary Option Grant Program with respect to eligible persons that are not Non-Affiliates shall be vested with the Board. The Board, however, may at any time appoint a committee (the "Employee Committee") of one or more persons who are members of the Board and delegate to such Employee Committee the power, in whole or in part, to administer the Discretionary Stock Option Grant Program with respect to the Non-Affiliates.

                  (d) Term on Committee. Members of the Senior Committee and the Employee Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board at any time may terminate the functions of the Employee Committee and reassume all powers and authority previously delegated to such Committee.

                  (e) Authority of Plan Administrators. The Board, the Employee Committee, and the Senior Committee, whichever is applicable, shall each be referred to herein as a "Plan Administrator." Each Plan Administrator shall have the authority and discretion, with respect to its administered group, to select which eligible persons shall participate in the Plan. Unless otherwise required by law, decisions among members of a Plan Administrator shall be by majority vote. With respect to each administered group, the applicable Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding option grants or stock issuances thereunder as it may deem necessary or advisable. All decisions made by a Plan Administrator shall be final and binding on all parties in its administered group who have an interest in the Discretionary Option Grant Program or any outstanding option thereunder. The Plan Administrator shall also have full authority to determine, with respect to the option grants made under the Discretionary Option Program, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

                  (f) Indemnification. In addition to such other rights of indemnification as they may have, the members of each Plan Administrator shall be indemnified and held harmless by the

Company, to the extent permitted under applicable law, for, from and against all costs and expenses reasonably incurred by them in connection with any action, legal proceeding to which any such member thereof may be a party, by reason of any action taken or failed to be taken, under or in connection with the Plan or any rights granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith.

         1.4      ELIGIBLE PERSONS UNDER THE PLAN

                  (a) Discretionary Option Grant Program. The persons eligible to participate in the Discretionary Option Grant Program under Article II are as follows:

                           (i)   officers   and  other  key   employees  of  the
Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

                           (ii)  non-employee  members  of the Board  (excluding
those current members of the Senior Committee); and

                           (iii)   those   consultants   or  other   independent
contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

                  (b) Automatic Option Grant Program. The persons eligible to participate in the Automatic Option Grant Program shall be limited to non-employee Board members. A non-employee Board member shall not be eligible to participate in the Automatic Option Grant Program, however, if such individual has at any time been in the prior employ of the Corporation (or any parent or subsidiary corporation). Unless otherwise provided in the Plan, persons who are eligible under the Automatic Option Grant Program may also be eligible to receive option grants under the Discretionary Option Grant Program in effect under this Plan.


         1.5      STOCK SUBJECT TO THE PLAN

                  (a) Amendment. Under the Plan, 4,048,151 shares were originally authorized to be issued under the Plan (constituting 3,710,651 authorized shares under the 1989 Plan and rolled over into this Plan plus 337,500 additional shares authorized by the Board on January 19, 1993). On April 23, 1993, an additional 1,462,500 shares were authorized by the Board, subject to stockholder approval at the next stockholders' meeting. At that point, the total available authorized shares were 5,510,651. On

September 14, 1993, the Board authorized the number of shares of Common Stock issuable under the Plan to be increased by 1,521,000 shares. On April 18, 1994, the Board authorized the number of shares of Common Stock issuable under the Plan to be increased by 1,950,000 shares. On January 20, 1995 and April 26, 1995, the Board authorized the number of shares of Common Stock issuable under the Plan to be increased by 950,000 shares, subject to Stockholder approval, such that the maximum number of shares issuable for the term of the Plan shall be as set forth in Section 1.5(b) below.

                  (b) Available Shares. Shares of the Corporation's common stock (the "Common Stock") shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 8,981,650 shares, subject to adjustment from time to time in accordance with the provisions of this Section 1.5. To the extent one or more outstanding options under the 1989 Plan which have been incorporated into this Plan (as adjusted for the 1993 Stock Dividend) are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

                  (c) Adjustments for Issuances. Should one or more outstanding options under this Plan (including outstanding options under the 1989 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. All share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the exercise price of an outstanding option under the Plan (including any option incorporated from the 1989 Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

                  (d) Adjustments for Organic Changes. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant Program or the Automatic Option Grant Program and (iii) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the 1989 Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Board shall be final, binding and conclusive. The amount of options granted automatically under the Automatic Option Grant Program on the Annual Automatic Grant Date and on the Initial Automatic Grant Date shall not be adjusted regardless of any organic changes made to the Common Stock issuable under the Plan.

                  (e) Limitations on Grants to Employees. Notwithstanding any other provision herein to the contrary, the following limitations shall apply to grants of options to Employees:

                           (i) No employee shall be granted,  in any fiscal year
of the Corporation, options to purchase more than three hundred thousand (300,000) shares.

                           (ii)  In   connection   with   his  or  her   initial
employment, an Employee may be granted options to purchase up to an additional five hundred thousand (500,000) shares which shall not count against the limit set forth in subsection (i) above.

                           (iii) The  foregoing  limitations  shall be  adjusted
proportionately   in   connection   with  any   change   in  the   Corporation's
capitalization as described in Section 1.5(d).

                           (iv) If an option  is  cancelled  in the same  fiscal
year of the Corporation in which such option was granted (other than in connection with a transaction described in Section 1.5(d)), the cancelled option will be counted against the limit set forth in Section 1.5(e)(i). For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.


                                   ARTICLE II
                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------

         2.1      TERMS AND CONDITIONS OF OPTIONS

                  (a) General. Options granted to eligible persons ("Optionees") pursuant to the Discretionary Option Grant Program set forth in this Article II shall be authorized by action of the Plan Administrator and, at the Plan Administrator's discretion, may be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section 2.2 hereof.

                  (b) Option Price. The option price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

                           (i) The option  price per share of the  Common  Stock
subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date; and

                           (ii) The option  price per share of the Common  Stock
subject to a non-statutory stock option shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

                  (c) Payment of Option Price. The option price shall become immediately due upon exercise of the option and shall be payable in one of the following alternative forms specified below:

                           (i)  full  payment  in cash  or  check  drawn  to the
Corporation's order;

                           (ii) full  payment in shares of Common Stock held for
the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below);

                           (iii)  full  payment  in a  combination  of shares of
Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check drawn to the Corporation's order; or

                           (iv) full payment  through a  broker-dealer  sale and
remittance procedure pursuant to which the Optionee (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and
(B) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

For purposes of this Section 2.1(c), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                  (d) Fair Market Value. The fair market value per share of Common Stock shall be determined in accordance with the following provisions:

                           (i) If the Common  Stock is not at the time listed or
admitted to trading on any national stock exchange but is traded on the NASDAQ National Market System, the fair market value shall be the closing price per share on the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                           (ii) If the  Common  Stock is at the time  listed  or
admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  (e) Term and Exercise of Options. Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the

Optionee other than by will or by the laws of descent and distribution following the Optionee's death.

                  (f) Termination of Service. The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death:

                           (i) Should an Optionee  cease  Service for any reason
(including permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code but not including death) while holding one or more outstanding options under this Article II, then none of those options shall (except to the extent otherwise provided pursuant to Section 2.1(g) below) remain exercisable for more than a ninety (90) day period (or such shorter or longer period determined by the Plan Administrator and set forth in the instrument evidencing the grant, but not to exceed twelve (12) months) measured from the date of such cessation of Service.

                           (ii)  Any  option  held by the  Optionee  under  this
Article II and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the earlier of six months following the date of optionee's death or the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be outstanding.

                           (iii) Under no circumstances, however, shall any such
option be exercisable after the specified expiration date of the option term.

                           (iv)  During  the  applicable  post-Service  exercise
period, the option shall not be exercisable for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service (less any option shares subsequently purchased by the Optionee prior to death). Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise at that time vested.

                           (v) Should (A) the  optionee's  service be terminated
for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (B) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article II shall terminate immediately and cease to be outstanding.

                  (g) Discretion to Accelerate Vesting. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article II to be exercised, during the limited post-Service exercise period applicable under Section 2.1(f) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                  (h) Discretion to Extend Exercise Period. The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under Section 2.1(f) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

                  (i) Definitions. For purposes of the foregoing provisions of this Section 2.1 (and for all other purposes under the Discretionary Option Grant Program):

                           (i)  The  Optionee   shall   (except  to  the  extent
otherwise specifically provided in the applicable stock option agreement) be deemed to remain in Service for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

                           (ii)  The  Optionee  shall  be  considered  to  be an
Employee for so long as he or she remains in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

                  (j) Stockholder Rights. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

                  (k) Repurchase Rights. The shares of Common Stock acquired upon the exercise of any Article II option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

                           (i) The Plan Administrator  shall have the discretion
to authorize the issuance of unvested  shares of Common Stock under this Article
II. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

                           (ii) All of the Corporation's  outstanding repurchase
rights under this Article II shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section 2.3 hereof, except to the extent: (A) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or
(B) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                           (iii)   The  Plan   Administrator   shall   have  the
discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

         2.2      INCENTIVE OPTIONS

                  (a) General. The terms and conditions specified below shall be applicable to all incentive options ("Incentive Options") granted under this
Article II pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Incentive Options may only be granted to individuals who are employees of the Corporation. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

                  (b)  Dollar  Limitation.   The  aggregate  fair  market  value
(determined as of the respective date or dates of grant) of the

Common Stock for which one or more Incentive Options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such Incentive Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options under the federal tax laws shall be applied on the basis of the order in which such Incentive Options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the federal tax laws.

                  (c) 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Code Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five years, measured from the grant date.

                  (d)   Application.   Except  as  modified  by  the   preceding
provisions of this Section 2.2, the provisions of Articles I, II and V of the Plan shall apply to all Incentive Options granted hereunder.

         2.3      CORPORATE TRANSACTIONS

                  (a) Definition. For purposes of this Plan, any of the following stockholder approved transactions to which the Corporation is a party shall be considered a "Corporate Transaction":

                           (i)  a  merger   or   consolidation   in  which   the
corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                           (ii) the sale,  transfer or other  disposition of all
or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                           (iii) any reverse merger in which the  Corporation is
the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the

Corporation's outstanding securities are transferred to person or persons different from those who held such securities immediately prior to such merger.

                  (b) Acceleration of Option. Upon the stockholder approval of a Corporate Transaction, each option which is at the time outstanding under this
Article II shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article II shall not so accelerate if and to the extent: (A) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (B) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (C) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (A) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                  (c) Termination of Options. Upon the consummation of the Corporate Transaction, all outstanding options under this Article II shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

                  (d) Adjustments on Assumption or Continuation. Each outstanding option under this Article II which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

                  (e) Discretion to Accelerate. The Plan Administrator shall have the discretion, exercisable either in advance of any actually-anticipated Corporate Transaction or at the time of an actual Corporate Transaction, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options granted under the Plan which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee's Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

                  (f) Plan Not to Affect Corporation. The grant of options under this Article II shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         2.4      CHANGE IN CONTROL

                  (a) Definition. For purposes of this Plan, a Change in Control shall be deemed to occur in the event:

                           (i) any  person or related  group of  persons  (other
than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

                           (ii)  there is a  change  in the  composition  of the
Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

                  (b) Discretion to Accelerate. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article II (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article II) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in control.

                  (c) Exercise Rights. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

         2.5      INCENTIVE OPTIONS.

                  The exercisability as Incentive Options of any options accelerated under Sections 2.3 or 2.4 hereof in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section 2.2 hereof.


                                   ARTICLE III
                                    RESERVED
                                    --------

                                   ARTICLE IV
                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------

         4.1      TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS.

                  (a) Amount and Date of Grant. During the term of this Plan, automatic option grants (the "Automatic Option Grant") shall be made to each eligible non-employee member of the Board ("Optionee") as follows:

                           (i) Each year on the Annual  Automatic  Grant Date an
option to acquire 5,000 shares of Common Stock ("Option Shares") shall be granted to each eligible non-employee member of the Board for so long as there are shares of Common Stock available under Section 1.5 hereof. The "Annual Automatic Grant Date" shall be as of the date of the Corporation's Annual Stockholders Meeting. Notwithstanding the foregoing, (1) any non-Employee Member of the Board whose term ended as of such Automatic Grant Date shall not be eligible to receive any automatic option grants on that Annual Automatic Grant Date and (2) any non-Employee Member of the Board who has received an Automatic Grant pursuant to Section 4.1(a)(ii) on the same date as the Annual Automatic Grant Date or within 30 days prior thereto, shall not be eligible to receive an Automatic Option Grant on that Annual Automatic Grant Date.

                           (ii) On the Initial  Automatic Grant Date,  every new
member of the Board who is an eligible non-Employee and has not previously been a member of the Board shall be granted an option to acquire 10,000 shares of Common Stock ("Option Shares") as long as there are shares of Common Stock available under Section 1.5 hereof. The "Initial Automatic Grant Date" shall be as of the date that the Optionee was first appointed or elected to the Board.

                  (b) Exercise Price. The exercise price per share of Common Stock subject to each automatic option grant made under this Article IV shall be equal to 100% of the fair market value per share of the Common Stock on the applicable Automatic Grant Date, as determined in accordance with the valuation provisions of Section 2.1(d) hereof.

                  (c) Method of Exercise. In order to exercise an option with respect to any Option Shares for which an Automatic Option Grant is exercisable at the time, Optionee (or in the case of an exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following action:

                           (i)  execute  and  deliver  to the  Secretary  of the
Company a written notice of exercise;

                           (ii)  pay the  aggregate  Option  Price in one of the
alternate forms as set forth in Section 4.1(d) below; and

                           (iii)  furnish  appropriate  documentation  that  the
person or persons exercising the option (if other than the Optionee) has the right to exercise such option. As soon after the Exercise Date (as defined in Section 4.1(e) hereof), as practical, the Company shall mail or deliver to or on behalf of the Optionee (or any other person or persons exercising this option in accordance herewith) a certificate or certificates representing the shares for which the option has been exercised in accordance with the provisions of this Plan. In no event may any option be exercised for any fractional shares.

                  (d) Payment Price. The exercise price shall be payable in one of the alternative forms specific below:

                           (i) full payment in cash or check made payable to the
Corporation's order; or

                           (ii) full  payment in shares of Common Stock held for
the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at fair market value on the Exercise Date; or

                           (iii)  full  payment  through  a sale and  remittance
procedure pursuant to which the non-employee Board member (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall (B) concurrently provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  (e) Exercise Date. For purposes of this Article IV, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation, and the fair market value per share of Common Stock on any relevant date under this Article IV shall be determined in accordance with the provisions of Section 2.1(d) hereof. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the potion, payment of the option price for the purchased shares must accompany the exercise notice.

                  (f) Term of Option.  Each  automatic  option  grant under this
Article IV shall have a maximum term of ten (10) years measured from the Automatic Grant Date. Should Optionee's service as a Board member cease for any reason while an option remains outstanding and unexercised, then the option term shall immediately terminate and the option shall cease to be outstanding prior to the Expiration Date in accordance with the following provisions:

                           (i) The option shall immediately  terminate and cease
to be outstanding for any shares of Common Stock for which the option was not otherwise exercisable at the time of Optionee's cessation of Board service.

                           (ii) Should Optionee cease, for any reason other than
death, to serve as a member of the Board, then Optionee shall have a six-month period measured from the date of such cessation of Board service in which to exercise the options which vested prior to the time of such cessation of Board service. In no event, however, may any option be exercised after the Expiration Date of such option.

                           (iii) Should  Optionee  die while  serving as a Board
member or within six months after cessation of Board service, then the personal representative of the Optionee's estate (or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have the right to exercise any option for any or all of the shares of Common Stock for which the option is, in accordance with the provisions of this Plan, exercisable at the time of the Optionee's cessation of Board service, less any shares subsequently purchased by the Optionee pursuant to the option prior to death. Such right shall cease to be exercisable and the option shall accordingly terminate with respect to all Common Stock available under such option by the earlier of (A) the expiration of the twelve-month period measured from the date of Optionee's death or (B) the Expiration Date.

                  (g) Vesting.  Each  Automatic  Option  Grant made  pursuant to
Section 4.1(a)(i) shall become exercisable and vest in a series of twelve (12) equal and successive monthly installments, with the first such installment to become exercisable one month after the Annual Automatic Grant Date. Each Automatic Option Grant made pursuant to Section 4.1(a)(ii) shall become exercisable and vest in a series of 36 equal and successive monthly installments, with the first such installment to become exercisable one month after the Initial Automatic Grant Date. Each installment of an option shall only vest and become exercisable if the Optionee has not ceased serving as a Board member as of such installment date.

                  (h) Limited Transferability. Each Automatic Option Grant shall be exercisable only by Optionee during Optionee's lifetime and shall be neither transferable nor assignable, other than by will or by the laws of descent and distribution following Optionee's death.

         4.2      CORPORATE TRANSACTION

                  In the event of stockholder approval of a Corporate Transaction (as that term is defined in Section 2.3(a)), then all options granted pursuant to this Article IV (to the extent outstanding at such time, but not otherwise fully exercisable and vested) shall automatically accelerate and immediately vest so that the option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Option Shares at the time subject to the option and may thereafter be exercised for any or all such Option Shares. Upon the consummation of the Corporate Transaction, the option shall, to the extent not previously exercised, terminate and cease to be outstanding.

         4.3      CHANGE IN CONTROL

                  All options granted pursuant to an Automatic Option Agreement under this Article IV (to the extent outstanding, but not otherwise fully exercisable and vested) shall automatically accelerate in connection with a Change in Control (as that term is defined in Section 2.4(a)), so that such option shall, immediately prior to the effective date of such Change in Control, become fully exercisable for all of the Option Shares at the time subject to that option and may be exercised for any or all of such Option Shares. The option shall remain so exercisable until such option has terminated in accordance with Section 4.1(d) hereof.

         4.4      MISCELLANEOUS PROVISIONS

                  (a) Corporation Rights. The Automatic Option Grants shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  (b) Privilege of Stock Ownership. An Optionee shall not have any of the rights of a stockholder with respect to Option Shares until such individual shall have exercised the option and paid the option price for the Option Shares.


                                    ARTICLE V
                                  MISCELLANEOUS
                                  -------------

         5.1      AMENDMENT OF THE PLAN AND AWARDS

                  (a) Board Authority. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the Corporation's stockholders, disqualify any option previously granted under the Plan for treatment as an Incentive Option, or adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the Optionee or Participant consents to such amendment. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section 1.5(d) or extend the term of the Plan, (ii) materially modify the eligibility requirements for plan participation or (iii) materially increase the benefits accruing to plan participants.

                  (b) Options Issued Prior to Stockholder Approval. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and the Automatic Option Grant Program prior to any required stockholder approvals, provided, any shares actually issued under the Plan are held in escrow until stockholder approval is obtained. If such stockholder approval is not obtained within twelve (12) months of the meeting of the Board approving the Plan or any amendments, then (i) any unexercised options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

                  (c) Rule  16b-3  Plan.  With  respect  to  persons  subject to
Section 16 of the 1934 Act, the Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the 1934 Act. To the extent any revision of the Plan or action by any Plan Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by such Plan Administrator. In addition, the Board may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Company.

         5.2      TAX WITHHOLDING

                  (a) General. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

                  (b) Shares to Pay for Withholding. A Plan Administrator may, in its discretion and in accordance with the provisions of this Section 5.2(b) and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all holders of non-statutory options or unvested shares under the Plan with the right to use shares of the Corporation's Common Stock in satisfaction of all or part of the Federal, State and local income tax and employment tax liabilities incurred by such holders in connection with the exercise of their options or the vesting of their shares (the "Taxes"). Such right may be provided to any such holder in either or both of the following formats:

                           (i)  Stock   Withholding.   The  holder  of  the  non
statutory option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or the vesting of such shares, a portion of those shares with an aggregate fair market value equal to the percentage of the applicable Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                           (ii) Stock Delivery.  The Plan  Administrator may, in
its discretion, provide the holder of the non-statutory option or the unvested shares with the election to deliver to the Corporation, at the time the non-statutory option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than pursuant to the transaction triggering the Taxes) with an aggregate fair market value equal to the percentage of the taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

         5.3      EFFECTIVE DATE AND TERM OF PLAN

                  (a) Effective Date. This Plan, as successor to the Corporation's 1989 Stock Option Plan, become effective as of the applicable Effective Date, and no further option grants or stock issuances shall be made under the 1989 Plan from and after such Effective Date.

                  (b) Incorporation of 1989 Plan. Each option issued and outstanding under the 1989 Plan immediately prior to the Effective Date of the Discretionary Option Grant Program shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

                  (c) Discretion. The option and vesting acceleration provisions of Article II relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more stock options which are outstanding under the 1989 Plan on the Effective Date of the Discretionary Option

Grant Program but which do not otherwise provide for such acceleration.

                  (d) Termination of Plan. The Plan shall terminate upon the earlier of (i) January 19, 2003 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of options granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

         5.4      USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

         5.5      REGULATORY APPROVALS

                  (a) General. The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

                  (b) Securities Registration. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

         5.6      NO EMPLOYMENT/SERVICE RIGHTS

                  Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

         5.7      MISCELLANEOUS PROVISIONS

                  (a)  Assignment.  The right to acquire  Common  Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and
Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                  (b) Choice of Law. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of Arizona, as such laws are applied to contracts entered into and performed in such State.

                  (c) Plan Not Exclusive. This Plan is not intended to be the exclusive means by which the Corporation may issue options or warrants to acquire its shares of Common Stock, stock awards or issuances, or any other type of award or issuance. To the extent permitted by applicable law, any such other option, warrants, issuance, or awards may be issued by the Company, other than pursuant to this Plan, without shareholder approval.

         EXECUTED as of the 23rd day of April, 1996.


                                           MICROCHIP TECHNOLOGY CORPORATION,
                                           a Delaware corporation


                                           By:________________________________
                                                    Steve Sanghi

                                           Its: Chairman of the Board, President
                                                and Chief Executive Officer



Attested by:


______________________________
C. Philip Chapman
Secretary


______________________________
Mary Simmons-Mothershed
Assistant Secretary